EXHIBIT 99.1



[REYNOLDS & REYNOLDS LOGO]                                           NEWS
--------------------------------------------------------------------------------


                REYNOLDS AND REYNOLDS ANNOUNCES CLOSING OF MERGER
                        WITH UNIVERSAL COMPUTER SYSTEMS

DAYTON, OHIO, OCTOBER 26, 2006 -- The Reynolds and Reynolds Company (NYSE:REY) today announced that its merger with Universal Computer Systems Inc. has closed.

Reynolds shares will be de-listed from the New York Stock Exchange effective with the opening of business on October 27, 2006.

The company also announced that Fin O'Neill, Reynolds' president and CEO, will be Vice Chairman, Office of the CEO, for the merged company. He will be responsible for helping lead the integration of the two companies and helping ensure that customer voices are heard and reflected in Reynolds' policies and procedures, as well as in products and services.

Robert Brockman will serve as Chairman, Office of the CEO, for the new company.

"My new title is different from what we had announced previously," O'Neill said. "But the more Mr. Brockman and I talked, the clearer it became to both of us that it would be more beneficial and efficient for Mr. Brockman to concentrate on key issues such as leveraging the research and development capabilities of both companies and getting familiar with day-to-day operational details, while I focus on what I identified as the number one priority when I joined Reynolds 20 months ago - our customers.

"I want to ensure that we continue to listen to the voice of our customers, and that we demonstrate to our customers that we will treat them as well after the merger as before the merger. As I have said many times, the merger is about the value of the Reynolds brand and all that it implies for customers," he said.

As announced on August 8, 2006, under the terms of the agreement with UCS, holders of Reynolds Class A common stock will receive $40 per share in cash. The transaction is valued at approximately $2.8 billion, including the assumption of Reynolds debt. Reynolds shareholders will receive a letter of transmittal with instructions advising them on how to send in their share certificates.

The combined company will continue to be named The Reynolds and Reynolds Company, with the products and services of both Reynolds and UCS marketed under the Reynolds brand. Reynolds will continue to have headquarters and principal operations in Dayton, Ohio.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contain forward looking statements, including statements relating to results of operations. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by the company may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Reynolds may be unable to achieve cost reduction and revenue growth plans; (2) the transaction may involve unexpected costs or unexpected liabilities; (3) the credit ratings of Reynolds or its subsidiaries may be different from what the parties expect; (4) the businesses of Reynolds may suffer as a result of uncertainty surrounding the transaction; (5) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (6) Reynolds may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause actual results to differ materially from those expressed or implied are discussed under "Risk Factors" in the Business section of our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.



ABOUT REYNOLDS

Reynolds and Reynolds (www.reyrey.com) helps automobile dealers sell cars and take care of customers. Serving dealers since 1927, it is a leading provider of dealer management systems in the U.S. and Canada. The Company's award-winning product, service and training solutions include a full range of retail Web and Customer Relationship Management solutions, e-learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves automotive retailers and OEMs globally through its incadea solution and a worldwide partner network, as well as through its consulting practice.


MEDIA CONTACT:

Mark Feighery
937.485.8107
mark_feighery@reyrey.com